Whitestone REIT Names Dave Holeman Chief Executive Officer

Scott Hogan Appointed Chief Financial Officer

HOUSTON, Jan. 18, 2022 – Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced that its Board of Trustees (the “Board”) has appointed Dave Holeman as Chief Executive Officer of the Company, effective immediately. Mr. Holeman’s appointment follows the Board’s decision to terminate James Mastandrea’s employment as the Company’s Chief Executive Officer for cause, effective immediately. Mr. Mastandrea was also removed as Chairman of the Board following his termination for cause, and David Taylor, an independent Trustee, was appointed Chairman of the Board.

The Board’s decision was made following an independent internal investigation, which found Mr. Mastandrea’s conduct to be in violation of his employment agreement and inconsistent with Company standards and the responsibilities of the CEO. Mr. Mastandrea’s termination is not related to Whitestone’s operating performance, financial condition, or financial reporting.

“The Board’s decision to terminate Mr. Mastandrea’s employment is consistent with the highest standards of corporate governance,” said David Taylor, Chairman. “Whitestone’s financial and operational results underscore the strength and momentum of the business, and the termination of Mr. Mastandrea should not and will not detract from the excellent work of our employees or the superior returns we are committed to delivering for investors.”

Mr. Taylor continued, “Whitestone is a strong, resilient company, with outstanding assets in attractive growth markets, loyal tenants, and talented and committed employees. These factors, together with Dave’s intimate knowledge of the business and the deep bench of talent we have cultivated at Whitestone, reinforce our expectations that this leadership transition will be smooth and seamless.”

“I am looking forward to continuing to build on our progress, executing our growth strategy and driving value creation for our shareholders and other stakeholders,” said Mr. Holeman. “Today, we have premier assets in the nation’s highest growth markets, and a team with the unmatched local expertise and resources to deliver for our tenants and shareholders. Our people and data-driven approach have always kept us ahead of the curve, ensuring we grow throughout economic cycles, and I look forward to continuing to extend that legacy as Whitestone enters its next chapter of growth and success.”

In connection with today’s leadership appointments, Scott Hogan, who previously served as Vice President, Controller of Whitestone, has been appointed Chief Financial Officer. Mr. Hogan joined the Company in 2008, having previously served as Controller at Gexa Energy and as the SEC Reporting Manager at Stewart & Stevenson.

The Company plans to report its fourth quarter and full year 2021 financial results in early March.

Whitestone REIT
Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops, and redevelops high-quality neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. It creates Communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of local, regional and national tenants that provide daily necessities, needed services, entertainment, and experiences.

Whitestone REIT (NYSE: WSR) pays monthly dividends to its shareholders and it has consistently done so for more than 15 years. Whitestone’s strong balanced and managed capital structure provides stability and flexibility for growth and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Safe Harbor Statement
This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the

Exchange Act, as applicable. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. For a description of certain of such factors, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the Company's other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investor and Media Contact:
Rebecca Elliott
Vice President, Corporate Communications
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com